UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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|X|	Soliciting Material Pursuant to §240.14a-12

Bradley Pharmaceuticals, Inc.

(Name of Registrant as Specified In Its Charter)

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FOR IMMEDIATE RELEASE:

CONTACT:
Anthony Griffo
Investor Relations
Bradley Pharmaceuticals, Inc.
973-882-1505, EXT. 313

BRADLEY PHARMACEUTICALS ANNOUNCES FILING OF
DEFINITIVE PROXY STATEMENT FOR SPECIAL MEETING OF
STOCKHOLDERS TO APPROVE MERGER WITH NYCOMED

Fairfield, NJ. – January 17, 2008– Bradley Pharmaceuticals, Inc. (NYSE: BDY) announced today that it has filed a definitive proxy statement with the Securities and Exchange Commission for a special meeting of stockholders to be held on February 21, 2008 at 9:30 a.m., Eastern Time at the offices of Morrison & Foerster LLP, 1290 Avenue of the Americas, New York, NY 10104 for the purpose of voting on a proposal to approve the merger agreement with Nycomed US Inc., a subsidiary of Nycomed S.C.A., SICAR. The Company expects to commence the mailing of the definitive proxy statement to stockholders on or about January 17, 2008.

Stockholders of record on January 10, 2008 will be entitled to receive notice of and to vote at the special meeting. Pursuant to the merger agreement, all outstanding shares of the Company will be converted into $20.00 per share in cash. The transaction is conditioned on receipt of approval by holders of a majority of the outstanding shares of Bradley’s common stock and Class B common stock, voting together as one class. If approval is received, the merger is expected to be consummated shortly after the special meeting.

The Company announced that applicable waiting periods under U.S., German and Italian antitrust regulations with respect to the merger had expired or cleared. The Company also announced that it and the other defendants entered into a memorandum of understanding with the plaintiffs to settle all outstanding state and federal class action litigations that were brought following Daniel Glassman’s public announcement disclosing his intent to propose an acquisition of the Company’s outstanding shares. The settlement is subject to customary conditions, including court approval following notice to members of the proposed settlement class and consummation of the merger. If finally approved by the court, the settlement will resolve all claims that were or could have been brought on behalf of the proposed settlement class in the litigations being settled, including all claims relating to the merger, the merger agreement and any disclosure made by the Company in connection with the merger. The memorandum of understanding does not change any of the terms or conditions of the merger. The transaction is subject to other customary closing conditions. There is no financing condition, and the obligations of Nycomed US are guaranteed by Nycomed S.C.A., SICAR.

About Bradley Pharmaceuticals, Inc.

Bradley Pharmaceuticals, Inc. was founded in 1985 as a specialty pharmaceutical company and markets to niche physician specialties in the U.S. and international markets. Bradley’s success is based upon its core strengths in marketing and sales, which enable the company to Commercialize brands that fill unmet patient and physician needs; Develop new products through life cycle management; and In-License phase II and phase III drugs with long-term intellectual property protection that upon approval leverage Bradley’s marketing and sales expertise to increase shareholder value. Bradley Pharmaceuticals is comprised of Doak Dermatologics, specializing in therapies for dermatology and podiatry; Kenwood Therapeutics, providing gastroenterology, OBGYN, respiratory and other internal medicine brands; and A. Aarons, which markets authorized generic versions of Doak and Kenwood therapies.

Additional Information and Where to Find It

In connection with the proposed merger, the Company has filed a definitive proxy statement with the Securities and Exchange Commission (the “SEC”). BEFORE MAKING ANY VOTING DECISION, THE COMPANY’S STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT MATTERS CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER. The definitive proxy statement is being mailed to the stockholders of the Company on or about January 17, 2008. The Company’s stockholders may obtain, without charge, a copy of the definitive proxy statement and other documents filed with the SEC from the SEC’s website at www.sec.gov. The Company’s stockholders may also obtain, without charge, a copy of the definitive proxy statement and other documents from the Company by directing such request to Investor Relations, telephone: (973) 882-1505, Ext. 313 and its website, www.bradpharm.com.

Participants in the Solicitation

The Company and its directors, executive officers and other members of its management may be deemed to be participants in the solicitation of proxies from the Company’s stockholders with respect to the proposed merger with Nycomed. More detailed information regarding the identity of potential participants, and their direct or indirect interests, by securities, holdings or otherwise, is set forth in the proxy statement and other materials filed with the SEC in connection with the proposed transaction. Information about the Company’s directors and executive officers may be found in the Company’s definitive proxy statement filed with the SEC on May 17, 2007.

Safe Harbor for Forward-Looking Statements -

This release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements that address activities, events or developments that Bradley expects, believes or anticipates will or may occur in the future, including statements about the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement, the outcome of any legal proceedings that have been or may be instituted against the Company and others related to the merger agreement; the inability to complete the merger due to the failure to obtain stockholder approval for the merger or the failure to satisfy other conditions to completion of the merger. Forward-looking statements are subject to numerous risks and uncertainties, including the inability to satisfy the conditions to the merger transaction, many of which are beyond Bradley’s control. Actual results may differ materially from those projected. These risks and uncertainties include those described from time to time in Bradley’s SEC filings, including its Annual Report on Form 10-K and its most recent Quarterly Report on Form 10-Q. Except as required by law, Bradley undertakes no obligation to publicly update any forward-looking statement in this press release, including any information related to the special committee and its work, whether as a result of new information, future events or otherwise.